Exhibit 99.1

SS&C to Acquire DST Systems

Combination of Two Leading Providers of Software and Software-enabled Services to the Institutional, Alternative and Wealth Management Markets

•	SS&C will acquire DST for $84 per share in cash for an enterprise value of $5.4 billion, including assumption of debt

•	Accelerates SS&C’s move into the $25 trillion US retirement market, with DST’s retirement and wealth management solutions

•	Combined business has approximately $3.9 billion of revenue and 13,000 clients

•	Run-rate cost savings expected to be $150 million annually, achieved by 2020

•	Transaction is immediately accretive to EPS for SS&C before synergies

•	Represents a continuation of SS&C’s proven strategy of adding talented people and technology through acquisitions

WINDSOR, Conn. and KANSAS CITY, MO., Jan. 11, 2018 (PR NEWSWIRE) – SS&C Technologies Holdings, Inc. (“SS&C”) (Nasdaq: SSNC), a leading global provider of financial services software and software-enabled services, and DST Systems, Inc. (“DST”) (NYSE: DST), a leading provider of proprietary technology-based information processing and servicing solutions, today announced that the companies have entered into a definitive agreement wherein SS&C will acquire DST. Under the terms of the agreement, SS&C will purchase DST in an all-cash transaction for $84 per share plus assumption of debt, equating to an enterprise value of approximately $5.4 billion.

DST is a global provider of specialized technology, strategic advisory and business operations outsourcing to the financial services and healthcare industries. DST provides solutions through a unique blend of industry knowledge and experience, technological expertise and service excellence to clients across asset management, brokerage, retirement and healthcare. Headquartered in Kansas City, Missouri, with more than 14,400 employees worldwide, DST generated pro forma revenue of $2.3 billion for the 12 months ended September 30, 2017.

The transaction significantly increases SS&C’s scale, with approximately $3.9 billion in combined pro forma revenue and 13,000 clients. Additionally, the transaction expands SS&C’s footprint into the US retirement and wealth management markets and adds 110+ million investor positions across DST’s client base. The combination leverages SS&C’s market leading software platform for institutional and alternative asset managers to drive increased automation and efficiency across wealth management account servicing.

The transaction also represents a continuation of SS&C’s proven strategy of adding talented people and technology through acquisitions. This strategy, combined with its continued investment in its software stack, has created one of the world’s leaders in software enabled services.

“The rate of change, the technology required and the requirements of integrated solutions in the investment and wealth management space are unprecedented. The combination of SS&C and DST is an exciting opportunity and will continue to deliver solutions, globally. We will, together, continue to build on the relationship since we acquired DST Global Solutions in 2014. We are also excited to have the DST employees from around the world join the SS&C team and look forward to having a continued local presence in Kansas City. Further, we look forward to partnering with DST’s customers,” said Bill Stone, Chairman and Chief Executive Officer of SS&C. “The combination will position us to capitalize on the demand for outsourcing in financial services and better enable our clients to address increasing competitive and regulatory pressures.”

“We are pleased to enter into this agreement with SS&C, which benefits DST shareholders and supports the continued success of our clients,” said Steve Hooley, Chairman, President and Chief Executive Officer of DST. “SS&C has a rich history of delivering best-in-class technology that complements DST’s existing solutions, and, as part of SS&C, we will be able to advance our extensive, multi-year strategic transformation. We thank all of our employees around the world for working hard to make this compelling combination possible.”

SS&C expects $150 million of run-rate cost savings annually, achieved by 2020. The transaction is expected to be immediately accretive to its adjusted earnings per share before synergies, and is expected to result in mid-teens earnings growth in 2019.

SS&C plans to fund the acquisition and refinance existing debt with a combination of debt and equity. For the twelve months ended September 30, 2017, consolidated EBITDA for the combined pro forma entity is expected to be approximately $1.3 billion, including synergies. SS&C expects pro forma net leverage to be in the low 5x area at closing and will deleverage by approximately 0.7x per year.

Both SS&C’s and DST’s Board of Directors have approved the transaction, and it is expected to close by the third quarter of this year. The transaction is subject to DST’s stockholder approval, clearances by the relevant regulatory authorities and other customary closing conditions.

Credit Suisse and Morgan Stanley acted as financial advisors and Davis Polk & Wardwell acted as legal advisor to SS&C. Credit Suisse and Morgan Stanley have provided fully committed debt financing for the transaction.

BofA Merrill Lynch acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom acted as legal advisor to DST.

Conference Call

SS&C will host a conference call and webcast with the financial community today at 8:00 AM Eastern Time. Dial (877) 312-8798 (US and Canada) or (253) 237-1193 (International), and request the “SS&C to Acquire DST conference call”; conference ID# 1689698. Alternatively a live audio webcast can be accessed via http://investor.ssctech.com. To expedite the registration process, you may pre register for the event by clicking here. A replay of the conference call will be available one hour after the conference call, for 7 days. The dial-in number is (855) 859-2056 (US and Canada) or (404) 537-3406 (International); access code# 1689698

About DST

DST Systems, Inc. (NYSE: DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. We assist clients in transforming complexity into strategic advantage by providing tools and services to help them stay ahead of and capitalize on ever-changing customer, business and regulatory requirements in the world's most demanding industries. For more information, visit the DST website at www.dstsystems.com.

About SS&C

SS&C is a global provider of investment and financial software-enabled services and software for the global financial services industry. Founded in 1986, SS&C is headquartered in Windsor, Connecticut and has offices around the world. Some 11,000 financial services organizations, from the world's largest institutions to local firms, manage and account for their investments using SS&C's products and services.

Additional information about SS&C (Nasdaq: SSNC) is available at www.ssctech.com.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on SS&C of the proposed acquisition of DST, the expected timing and conditions precedent relating to the proposed acquisition of DST, anticipated earnings enhancements, synergies, and other strategic options. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “anticipates”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect the best judgment of SS&C and DST management based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent to the proposed acquisition; issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals; the inability to obtain financing and the terms of any financing; the inability to integrate successfully DST within SS&C and to obtain anticipated synergies; exposure to potential litigation; and changes in anticipated costs related to the acquisition of DST.

Additional factors that could cause actual results and developments to differ materially include, among others, the state of the economy and the financial services industry, SS&C’s and DST’s ability to finalize large client contracts, fluctuations in customer demand for SS&C’s and DST’s products and services, intensity of competition from application vendors, delays in product development, SS&C’s and DST’s ability to control expenses, terrorist activities, cyber attacks, exposure to litigation, SS&C’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for SS&C’s products and services, the market price of SS&C’s stock prevailing from time to time, SS&C’s and DST’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” sections of SS&C’s and DST’s 2016 Annual Report on Form 10-K and 2017 Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

Important Additional Information and Where to Find It

In connection with the proposed merger, DST intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, DST will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. DST STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by DST with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via DST’s Investor Relations section of its website at www.dstsystems.com or by contacting Investor Relations by directing a request to DST, Attention: Investor Relations, 333 W. 11th, 5th Floor, Kansas City, MO 64105, or by calling (816) 435-4925.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. DST, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of DST in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of DST’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in DST’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2017, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via DST’s Investor Relations section of its website at www.dstsystems.com.

Non-GAAP financial measures

This press release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP) in the statement of income, balance sheet or statement of cash flows of SS&C or DST. Consolidated EBITDA for the combined pro forma entity for the twelve months ended September 30, 2017 is the sum of DST adjusted EBITDA, SS&C consolidated EBITDA, each for the twelve months ended September 30, 2017, and anticipated synergies. DST adjusted EBITDA and SS&C consolidated EBITDA are reconciled to the most directly comparable GAAP financial measure below. Adjusted EPS is based upon adjusted diluted earnings per share using underlying consensus forecasts for SS&C and DST with pro forma adjustments for the acquisition of DST. Adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. These measures are presented because management believes they are meaningful measures of performance. The method of calculating these non-GAAP financial measures may differ from the methods used by other companies and, as a result, the non-GAAP financial measures used in this press release may not be comparable to other similarly titled measures disclosed by other companies. Any analysis of non-GAAP financial measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

Combined Revenue Reconciliation

Twelve months ended
($ in millions)	9/30/2017

SS&C revenue	$1,638

DST revenue
Operating revenue (as reported)	$1,908
(+) Out-of-pocket reimbursements (as reported)	115
DST total revenue (as reported)	$2,023
(+) BFDS / IFDS U.K. adjustments(1)	308
DST pro forma total revenue	$2,331

Pro forma total combined revenue	$3,969

(1)	Management estimates for pro forma adjustment to include of revenue impact from BFDS and IFDS U.K. acquisition for Q4 2016 and Q1 2017.

SS&C Consolidated EBITDA Reconciliation

Twelve months ended
($ in millions)	September 30, 2017
Net income	$220.5
Interest expense, net	112.4
Provision for income tax	42.4
Depreciation and amortization	234.7
EBITDA	$610.0
Stock-based compensation	41.7
Capital-based taxes	1.0
Acquired EBITDA and cost savings (1)	6.9
Non-cash portion of straight-line rent expense	2.9
Loss on extinguishment of debt	2.3
Purchase accounting adjustments (2)	5.6
Other (3)	7.5
Consolidated EBITDA	$677.9

(1)	Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.

(2)	Purchase accounting adjustments include (a) an adjustment to increase revenue by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(3)	Other includes expenses and income that are permitted to be excluded per the terms of SS&C's Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

DST Adjusted EBITDA Reconciliation

Twelve months ended
($ in millions)	September 30, 2017
Reported GAAP operating income	$283.3
Restructuring charges (1)	13.7
Advisory and transaction costs (2)	12.0
Amortization of intangible assets (3)	31.7
Charitable contribution of securities (4)	11.6
Contract termination (5)	(53.5)
Adjusted Non-GAAP operating income	$298.8
Depreciation	87.9
Stock-based compensation	32.4
Pro forma impact of BFDS and IFDS U.K. acquisitions (6)	40.0
Adjusted EBITDA	$459.1

(1)	Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(2)	Advisory and other transaction costs incurred in connection with business acquisition and other significant transactions are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(3)	The amortization of intangible assets is included in the Condensed Consolidated Statement of Income within the Depreciation and amortization line item. The adjustment comprises all non-cash amortization of acquired intangible assets and acquired software.

(4)	The expense for a charitable contribution of marketable securities of $11.6 million was offset by a book gain of $10.4 million on the disposition of the securities, which was recorded in the Condensed Consolidated Statement of Income within Other income, net line item.

(5)	As a result of a termination agreement reached with a wealth management platform client during second quarter 2017, previously deferred revenue and contractual termination payments received were recognized in the Condensed Consolidated Statement of Income within Operating revenue by the International Financial Services segment. Additionally, bad debt expense, severance and other costs and expenses of $38.9 million and a fixed asset impairment of $0.8 million were recorded in the Condensed Consolidated Statement of Income within the Costs and expenses and Depreciation and amortization line items, respectively.

(6)	Pro forma adjustment to include DST management’s estimate of EBITDA impact from BFDS and IFDS U.K. acquisition for Q4 2016 and Q1 2017.

CONTACT: For more information:

SS&C Technologies

Patrick Pedonti

Chief Financial Officer, SS&C Technologies

Tel: 1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations, SS&C Technologies

Tel: 1-212-367-4705

E-mail: InvestorRelations@sscinc.com

DST Systems

Gregg Wm. Givens

Senior Vice President, Chief Financial Officer and Treasurer, DST Systems

Tel: 1-816-435-5503

E-mail: ir@dstsystems.com